                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 of our report dated February 16, 2001 relating to the consolidated financial statements and schedule of TMP Worldwide Inc. and Subsidiaries, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

    We also consent to the reference to our firm under the caption "Experts" in the Prospectus constituting a part of this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1.

                                          /s/ BDO Seidman, LLP
                                          --------------------------------------
                                          BDO SEIDMAN, LLP

New York, New York
September 4, 2001